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                                                                 EXHIBIT a(1)(n)


                             AIM EQUITY FUNDS, INC.
                             ----------------------
                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

         FIRST: The charter of AIM Equity Funds, Inc., a Maryland corporation (the "Corporation"), is hereby amended by changing the designation of the "AIM Growth and Income Fund" to the "AIM Large Cap Basic Value Fund."

         SECOND: Immediately prior to the filing of these Articles of Amendment, the total number of shares of stock of all classes that the Corporation had authority to issue was 24,500,000,000 shares, $.001 par value per share, having an aggregate par value of $24,500,000. The number of shares of stock of each class and the designation of each such class were as follows:

                 (a) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class A Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Aggressive Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Growth and Income Fund - Class A Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class A Shares;

                 (b) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class B Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) have been classified as AIM Capital Development Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Growth and Income Fund - Class B Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class B Shares;

                 (c) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Constellation Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have



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been classified as shares of AIM Aggressive Growth Fund - Class C Shares,
Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Growth and Income Fund - Class C Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund
- Class C Shares;

                 (d) Two Hundred Million (200,000,000) shares have been classified as AIM Charter Fund - Institutional Class Shares, Two Hundred Million (200,000,000) shares have been classified as AIM Weingarten Fund - Institutional Class Shares and Two Hundred Million (200,000,000) shares have been classified as AIM Constellation Fund - Institutional Class Shares; and

                 (e) Two Billion, Seven Hundred Fifty Million (2,750,000,000) shares were unclassified.

         THIRD: As of the filing of these Articles of Amendment, the total number of shares of stock of all classes that the Corporation has authority to issue is 24,500,000,000 shares, $.001 par value per share, having an aggregate par value of $24,500,000. The number of shares of stock of each class and the designation of each such class are as follows:

                 (a) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class A Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Aggressive Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund - Class A Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class A Shares;

                 (b) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class B Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) have been classified as AIM Capital Development Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund - Class B Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class B Shares;

                 (c) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Constellation Fund - Class C Shares, Seven Hundred Fifty



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Million (750,000,000) shares have been classified as AIM Blue Chip Fund -
Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap
Growth Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund - Class C Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class C Shares;

                 (d) Two Hundred Million (200,000,000) shares have been classified as AIM Charter Fund - Institutional Class Shares, Two Hundred Million (200,000,000) shares have been classified as AIM Weingarten Fund - Institutional Class Shares and Two Hundred Million (200,000,000) shares have been classified as AIM Constellation Fund - Institutional Class Shares; and

                 (e) Two Billion, Seven Hundred Fifty Million (2,750,000,000) shares were unclassified.

         FOURTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 (a) (4) of the Maryland General Corporation Law to be made without action by the stockholders.

         FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 13th day of July, 1999.

                                              AIM EQUITY FUNDS, INC.



ATTEST:


/s/RENEE A. FRIEDLE                           By: /s/ROBERT H. GRAHAM
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Assistant Secretary                                      President

(SEAL)